                           FULBRIGHT & JAWORSKI L.L.P.
                   A Registered Limited Liability Partnership
                          666 Fifth Avenue, 31st Floor
                          New York, New York 10103-3198
                                www.fulbright.com

TELEPHONE:        (212) 318-3000             FACSIMILE:           (212) 318-3400

                                January 25, 2005

Vion Pharmaceuticals, Inc.
4 Science Park
New Haven, Connecticut 06511

         Re:      Vion Pharmaceuticals, Inc (the "Company")

Dear Sirs:

     Reference is made to the Placement Agency Agreement, dated January 25, 2005
(the "Agency Agreement"), by and among the Company and CIBC World Markets Corp.
and Leerink Swann & Company, as placement agents, and the form of purchase agreements (the "Purchase Agreement") with each investor in connection with the offering. We have acted as counsel to the Company in connection with the purchase by certain investors (the "Investors") of an aggregate of 10,000,000 shares (the "Shares") of the Company's common stock, $.01 par value per share
(the "Common Stock"). A prospectus supplement, dated January 26, 2005, has been filed under Rule 424(b)(5) of the Securities Act of 1933, as amended (the
"Act"), with respect to the sale of the Shares, to the prospectus dated January
10, 2004 which was part of a Registration Statement on Form S-3 (Registration
No. 333-121251), as amended, which became effective under the Act on January 10,
2005.

     We have examined the Agency Agreement and the form of Purchase Agreement and such corporate records, other documents and questions of law as we have deemed necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we advise you that, in our opinion, the
Shares have been duly and validly authorized and, when issued and paid for in accordance with the Agency Agreement and the Purchase Agreements, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K which is incorporated by reference into the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the
Supplement contained therein and elsewhere in the Registration Statement and
Supplement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                   Very truly yours,
                                   /s/ Fulbright & Jaworski L.L.P.

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